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COMPUFLIGHT, INC.
                1995 KEY EMPLOYEES AND ADVISORS STOCK OPTION PLAN
          1. PURPOSE OF THE PLAN. The 1995 Key Employees and Advisors Stock Option Plan (the "Plan") is intended to advance the interests of Compuflight, Inc. (the "Company") (a) by inducing individuals and entities of outstanding ability and potential to join and/or remain with, or provide consultation and advisory services to, the Company, (b) by encouraging and enabling Eligible Key Employees and Advisors (as hereinafter defined) to acquire proprietary interests in the Company, and (c) by providing the participating Eligible Key Employees and Advisors with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of "Options," which term as used herein refers to "Nonstatutory Stock Options," as later defined, to Eligible Key Employees and Advisors.
          2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or by a committee (the "Committee") consisting of at least one (1) person chosen by the Board of Directors. Except as herein specifically provided, the interpretation and construction by the Board of Directors or the Committee of any provision of the Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.
          3. SHARES SUBJECT TO THE PLAN. The stock subject to Options granted under the Plan shall be shares of the Company's common stock, par value $.001 per share (the "Common Stock"), whether authorized but unissued or held in the Company's treasury, or shares purchased from stockholders expressly for use under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate Six Hundred Thousand (600,000), subject to adjustment in accordance with the provisions of Section 11 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under the Plan.
          4. PARTICIPATION. The class of individuals and entities that shall be eligible to receive Options under the Plan shall be all employees (including officers) of, and consultants and advisors to, either the Company or any subsidiary corporation of the Company; provided, however, that Options shall not be granted to any such consultants and advisors unless (i) BONA FIDE services have been or are to be rendered by such consultant or advisor and (ii) such services are not in connection with the


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offer or sale of securities in a capital raising transaction ("Eligible Key
Employees and Advisors"). The Board of Directors or the Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the Eligible Key Employees and Advisors to the Company and its subsidiary corporations to whom Options shall be granted, and the number of shares to be covered by each Option, taking into account the nature of the services rendered by the individuals or entities being considered, their annual compensation, their present and potential contributions to the success of the Company, and such other factors as the Board of Directors or the Committee may deem relevant.
          5. STOCK OPTION AGREEMENT. Each Option granted under the Plan shall be authorized by the Board of Directors or the Committee, and shall be evidenced by a Stock Option Agreement which shall be executed by the Company and by the individual or entity to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable, and the option price per share thereof.
          6. NONSTATUTORY STOCK OPTIONS. The Board of Directors or the Committee may only grant Options under the Plan which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (referred to herein as a "Nonstatutory Stock Option").
Nonstatutory Stock Options shall be subject to the following terms and conditions:
               (a) A Nonstatutory Stock Option may be granted to any individual or entity eligible to receive an Option under the Plan pursuant to Section 4 hereof.
               (b) The option price of the shares subject to a Nonstatutory Stock Option shall be determined by the Board of Directors or the Committee, in its sole discretion, at the time of the grant of the Nonstatutory Stock Option.
               (c) A Nonstatutory Stock Option granted under the Plan may be of such duration as shall be determined by the Board of Directors or the Committee (subject to earlier termination as expressly provided in Section 9 hereof).
          7. RIGHTS OF OPTION HOLDERS. The holder of any Option granted under the Plan shall have none of the rights of a stockholder with respect to the stock covered by his Option until such stock shall be transferred to him upon the exercise of his Option.
          8. TRANSFERABILITY. No Option granted under the Plan shall be transferable by the individual or entity to whom it was granted otherwise than by Will or the laws of descent and distribution, and, during the lifetime of any individual optionee, shall not be exercisable by any other person, but only by him.
          9.   TERMINATION OF EMPLOYMENT OR ENGAGEMENT, OR DEATH.
               (a)  Subject to the terms of the Stock Option


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Agreement, if the employment or engagement of an Eligible Key Employee or
Advisor shall be terminated for cause or voluntarily by the Eligible Key Employee or Advisor, then his Option shall expire forthwith. Subject to the terms of the Stock Option Agreement, and except as provided in subsections (b) and (c) of this Section 9, if such employment or engagement shall terminate for any other reason, then such Option may be exercised at any time within three (3) months after such termination, subject to the provisions of subsection (d) of this Section 9. For purposes of this subsection (a), an Eligible Key Employee or Advisor who ceases his employment or engagement in order to provide services in another capacity to the Company or a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization, etc., shall not be considered to have terminated his employment or engagement.
               (b) Subject to the terms of the Stock Option Agreement, if the holder of an Option under the Plan dies (i) while employed or engaged by the Company or a subsidiary corporation of the Company to provide services, or (ii) within three (3) months after the termination of his employment or engagement other than voluntarily by the Eligible Key Employee or Advisor or for cause, then such Option may, subject to the provisions of subsection (d) of this
Section 9, be exercised by the estate of the Eligible Key Employee or Advisor, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such Eligible Key Employee or Advisor, at any time within one (1) year after such death.
               (c) Subject to the terms of the Stock Option Agreement, if the holder of an Option under the Plan ceases to provide services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by or providing services to the Company or a subsidiary corporation of the Company, then such Option may, subject to the provisions of subsection (d) of this Section 9, be exercised at any time within one (1) year after his termination of employment or services due to the disability.
               (d) An Option may not be exercised pursuant to this Section 9 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment or services, or death, and in any event may not be exercised after the expiration of the Option.
          10.  EXERCISE OF OPTIONS.
               (a) Unless otherwise provided in the Stock Option Agreement, any Option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Board of Directors or the Committee, in its absolute discretion, may provide in any Stock Option Agreement that the exercise of any Options granted under the Plan shall be


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subject to such condition or conditions as it may impose, including, but not limited to, a condition that the holder thereof remain in the employ of, or continue to provide services to, the Company or a subsidiary corporation of the Company for such period or periods from the date of grant of the Option as the Board of Directors or the Committee, in its absolute discretion.
               (b) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied or followed within ten (10) days of delivery thereof by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of (i) his check payable to the order of the Company, or (ii) previously acquired Common Stock, the fair market value of which shall be determined as of the date of exercise, or by the holder's delivery of any combination of the foregoing (i) and (ii).
          11.  ADJUSTMENT UPON CHANGE IN CAPITALIZATION.
               (a) In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, reverse split, stock dividend or the like, an appropriate adjustment shall be made by the Board of Directors or the Committee in the aggregate number of shares available under the Plan, and in the number of shares and option price per share subject to outstanding Options. If the Company shall be reorganized, consolidated, or merged with another corporation, the holder of an Option shall be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option.
               (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.
          12.  FURTHER CONDITIONS OF EXERCISE.
               (a) Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by a representation or agreement of the person or entity exercising the Option to the Company to the effect that such shares are being acquired for investment purposes and not with a view to the distribution thereof, or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is


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not necessary to comply with such Act.
               (b) The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or NASDAQ, as the case may be, or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.
          13. EFFECTIVENESS OF THE PLAN. The Plan was adopted by the Board of Directors on July 28, 1995.
          14.  TERMINATION, MODIFICATION AND AMENDMENT.
               (a) The Plan (but not Options previously granted under the Plan) shall terminate on July 27, 2005, which is within ten (10) years from the date of its adoption by the Board of Directors, or sooner as hereinafter provided, and no Option shall be granted after termination of the Plan.
               (b) The Board of Directors may at any time, on or before the termination date referred to in Section 14(a) hereof, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable.
               (c) No termination, modification, or amendment of the Plan may, without the consent of the individual or entity to whom any Option shall have been granted, adversely affect the rights conferred by such Option.
          15. NOT A CONTRACT OF EMPLOYMENT. Nothing contained in the Plan or in any Stock Option Agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to continue to be employed or engaged by the Company or a subsidiary corporation of the Company.
          16. USE OF PROCEEDS. The proceeds from the sale of shares pursuant to Options granted under the Plan shall constitute general funds of the Company.
          17. INDEMNIFICATION OF BOARD OF DIRECTORS OR COMMITTEE. In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the


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Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on his or their own behalf.
          18. DEFINITIONS. For purposes of the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings set forth in Sections 425(e) and 425(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.
          19. GOVERNING LAW. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Delaware, excluding choice of law principles thereof.